EXHIBIT 99.1

Incision-Free, MRI-Guided Prostate Treatment with Profound’s TULSA-PRO® to be Featured in Multiple Presentations at the Upcoming 2026 Society of Interventional Radiology Scientific Meeting

TORONTO, April 01, 2026 (GLOBE NEWSWIRE) -- Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) (“Profound” or the “Company”), a commercial-stage medical device company that develops and markets AI-powered, MRI-guided, incision-free therapies for the ablation of diseased tissue, is pleased to announce that the interventional MRI (“iMRI”) TULSA Procedure™ will be highlighted in several presentations at the 2026 Society of Interventional Radiology (“SIR”) Annual Scientific Meeting, to be held in Toronto, ON, April 11-15.

The TULSA Procedure, performed using the TULSA-PRO® system, represents a major advancement in prostate care, and is used by physicians to treat men with prostate cancer and/or benign prostatic hyperplasia (“BPH”, also known as an enlarged prostate). Robotically controlled directional ultrasound is delivered from inside the urethra to precisely and gently heat prostate tissue to ‘kill temperature’ (55-57°C), while protecting surrounding nerves and anatomy. Real-time MRI thermography enables continuous visualization and autonomous temperature adjustment throughout the procedure. This level of precision allows physicians to tailor therapy to each patient, resulting in no procedural blood loss, no overnight hospital stay, and a quicker return to everyday life, while minimizing side effects typically associated with surgery or radiation, such as urinary incontinence and/or erectile dysfunction.

TULSA-PRO will be front-and-center in the session titled "Men's Health 1" on April 12th from 3:00-4:30 p.m. EDT with five oral presentations:

  Joseph J. Busch, Jr., M.D., a board-certified radiologist and Founder of the Busch Center in Alpharetta, GA, will give a presentation titled "Robotic Assisted MRI-Guided Transurethral Ultrasound Ablation (TULSA) for MRI-visible Prostate Cancer at the Extreme Apex";
  Dr. Joseph Busch will also give a presentation titled "Robotic Assisted MRI-Guided Transurethral Ultrasound Ablation in Recurrent Prostate Cancer: A Retrospective Analysis";
  Arsalan Nadeem, MBBS, a Postdoctoral Research Fellow in the Department of Radiology, Section of Interventional Radiology at the Northwestern University Feinberg School of Medicine in Chicago, IL, will present a literature review on the TULSA Procedure titled "Oncologic and Functional Outcomes Following MRI-Guided Transurethral Ultrasound Ablation for Localized Prostate Cancer: A Systematic Review and Meta-Analysis";
  Steven S. Raman, M.D., FASR, FSIR, Professor of Radiology, Urology and Surgery at the David Geffen School of Medicine at UCLA in Los Angeles, CA, will present an abstract that was selected as a "2026 Featured Abstract" at SIR, titled "Automated Prostate Segmentation for MRI-guided Transurethral Ultrasound Ablation: Validation and Real-world Experience"; and
  David A. Woodrum, M.D., Ph.D., an interventional radiologist at Mayo Clinic in Rochester, MN, will give a presentation on the Level 1 post-market CAPTAIN trial, titled "Randomized Controlled Trial of MRI-Guided Transurethral Ultrasound Ablation (TULSA) vs Robotic Prostatectomy for Intermediate-Risk Prostate Cancer: Ablation Parameters and Initial Perioperative Outcomes".

In addition, on April 13th from 8:30-9:45 a.m. EDT, the TULSA Procedure will be highlighted in two presentations during a categorical course titled "Prostate Interventions: TULSA and Beyond", coordinated by Christopher Ingraham, M.D., a board-certified diagnostic and interventional radiologist and Associate Professor of Radiology, and Juan Javier-Desloges, M.D., a urologic oncologist and Assistant Professor of Urology, at the UCSD School of Medicine in San Diego, CA.

“Our significant presence at SIR 2026 comes at an opportune time as leading iMRI procedures, including MRI-guided biopsy and TULSA, are poised to transform how unmet medical needs across the prostate disease spectrum are being addressed,” said Arun Menawat, Profound’s CEO and Chairman. “Awareness and acceptance of the TULSA Procedure’s strong clinical profile, as well as its potential to become the next mainstream treatment modality for most men with prostate disease, is growing. And we look forward to building on that progress by highlighting CAPTAIN trial data and showcasing real-world physician experience throughout 2026.”

About Profound Medical Corp.

Profound is a commercial-stage medical device company and an innovator in interventional MRI procedures, enabling precise, incision-free therapies that improve clinical confidence, procedural control, and patient outcomes. By leveraging real-time MRI guidance, Profound’s technologies are designed to replace uncertainty with clarity across treatment planning, delivery, and confirmation.

The company’s flagship platform, TULSA-PRO®, enables MRI-guided, incision-free prostate therapy designed for precision and flexibility. The TULSA Procedure™ allows physicians to see, treat, and confirm therapy in real time, supporting personalized treatment strategies across the continuum of prostate care—from whole-gland to subtotal, hemi, multifocal, and focal treatment. This approach enables individualized care for the full spectrum of prostate disease, including prostate cancer and/or benign prostatic hyperplasia (BPH), while minimizing side effects typically associated with surgery or radiation, such as urinary incontinence and/or erectile dysfunction.

Profound also commercializes Sonalleve®, an MRI-guided therapy that provides a non-surgical treatment option for pain palliation of bone metastases, desmoid tumors, and osteoid osteoma, as well as for common gynecologic conditions including uterine fibroids and adenomyosis. Sonalleve delivers targeted therapy with no incisions, no blood loss during the procedure, no overnight hospital stay, and faster recovery — and, in gynecologic applications, enables uterine-sparing treatment that may help preserve fertility. Profound is also exploring additional clinical applications for Sonalleve, including non-invasive ablation of abdominal cancers and hyperthermia-based cancer therapies.

Profound Medical’s technologies are approved across major global markets. TULSA-PRO is cleared or approved in the United States, Europe, Canada, Saudi Arabia, India, Australia/New Zealand, and the UAE, while Sonalleve is cleared or approved in the United States (HDE), Europe, Canada, China, and Saudi Arabia.

Through real-time MRI guidance and data-driven innovation, Profound is advancing the future of MRI-guided therapy — expanding access to precise, personalized, and incision-free treatment options worldwide.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, the expectations regarding the safety and efficacy of Profound’s technology in the treatment of prostate cancer, BPH, pain palliation of bone metastases, desmoid tumors, osteoid osteoma, uterine fibroids and adenomyosis. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound's Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.com and www.sec.gov. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

For further information, please contact:

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849

Susan Thomas
Public Relations
sthomas@profoundmedical.com
T: 619.540.9195